SUNSHINE FINANCIAL, INC.
ANNOUNCES COMPLETION OF STOCK REPURCHASE PROGRAM

Tallahassee, FL – January 6, 2014 – Sunshine Financial, Inc. (OTCBB: SSNF) announced today that the Company completed its previously announced stock repurchase program, pursuant to which the Company repurchased 123,444 shares of common stock, representing 10% of the Company’s outstanding shares.  The shares were repurchased in open market transactions at an average price of $17.33 per share.

Sunshine Financial, Inc. is the holding company of Sunshine Savings Bank, a community savings bank with four branch locations in Tallahassee, Florida, and is on the web at www.sunshinesavingsbank.com under “About Us - Investor Relations.”

Forward-Looking Statements

Statements in this press release that are not historical facts may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties that could cause actual results to differ materially from the results anticipated in such statements, including increased competitive pressures, changes in the interest rate environment, changes in general economic conditions and conditions within the securities markets, legislative and regulatory changes and other factors described from time to time in documents filed and furnished by Sunshine Financial, Inc. with the Securities and Exchange Commission.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

For additional information, contact:

Scott A. Swain (850) 219-7350
Senior Vice President & Chief Financial Officer